                                                                      EXHIBIT 21

 Subsidiaries of the Registrant (1), (2) and (3)

                              AT DECEMBER 31, 1996

                                                    PERCENTAGE OF
                                                  VOTING SECURITIES
                                                      OWNED BY        STATE OR
                                                      IMMEDIATE      COUNTRY OF
                                                      PARENT(S)     ORGANIZATION
                                                  ----------------- ------------
Ancon Insurance Company, Inc. ...................       100          Vermont
Esso Australia Resources Ltd. ...................       100          Delaware
 Delhi Petroleum Pty. Ltd. ......................       100          Australia
Esso Eastern Inc. ...............................       100          Delaware
 Esso Malaysia Berhad............................        65          Malaysia
 Esso Production Malaysia Inc. ..................       100          Delaware
 Esso Sekiyu Kabushiki Kaisha....................       100          Japan
 Esso Singapore Private Limited..................       100          Singapore
 Esso (Thailand) Public Company Limited..........        87.5        Thailand
 Exxon Energy Limited............................       100          Hong Kong
 Exxon Trading Asia Pacific Private Limited......       100          Singapore
 Exxon Yemen Inc.................................       100          Delaware
 General Sekiyu K.K.(5)(6).......................        49          Japan
 Tonen Kabushiki Kaisha(5).......................        25          Japan
Esso Italiana S.p.A.(7)..........................       100          Italy
Esso Standard Oil S.A. Limited...................       100          Bahamas
Exxon Asset Management Company...................        75.5        Delaware
Exxon Capital Holdings Corporation...............       100          Delaware
 Exxon Capital Corporation.......................       100          New Jersey
   Exxon Capital Investment, Inc.................       100          Delaware
Exxon Chemical Asset Management Partnership(8)...       100          Delaware
 Exxon Mobile Bay Limited Partnership(9).........       100          Delaware
   Paxon Polymer Company, L.P. II(10)............       100          Delaware
Exxon Chemical Eastern Inc.......................       100          Delaware
 Exxon Chemical Asia Private Limited.............       100          Singapore
 Exxon Chemical Singapore Private Limited........       100          Singapore
   Singapore Aromatics Company Private (5).......        50          Singapore
Exxon Chemical HDPE Inc. ........................       100          Delaware
Exxon Coal USA, Inc. ............................       100          Delaware
Exxon Credit Corporation.........................       100          Delaware

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
                                                                  PERCENTAGE OF
                                                                VOTING SECURITIES
                                                                    OWNED BY
                                                                    IMMEDIATE     STATE OR COUNTRY OF
                                                                    PARENT(S)         ORGANIZATION
                                                                ----------------- --------------------
Exxon International Holdings, Inc................................       100           Delaware
 Esso Aktiengesellschaft(11).....................................       100           Germany
   BRIGITTA Erdgas und Erdoel GmbH, Hannover(4)(5)...............        50           Germany
   Elwerath Erdgas und Erdoel GmbH, Hannover(4)(5)...............        50           Germany
   Mineraloelraffinerie Oberrhein GmbH & Co. KG(5)...............        25           Germany
 Esso Austria Aktiengesellschaft(12).............................       100           Austria
 Esso Exploration and Production Norway AS.......................       100           Norway
 Esso Holding Company Holland Inc................................       100           Delaware
   Esso Holding B.V..............................................       100           Netherlands/Delaware
    Esso N.V./S.A. (13)..........................................       100           Belgium/Delaware
    Exxon Chemical Antwerp Ethylene N.V. (14)....................       100           Belgium
     Fina Antwerp Olefins N.V.(5)................................        35           Belgium
   Esso Nederland B.V............................................       100           Netherlands
   Exxon Chemical Holland Inc....................................       100           Delaware
    Exxon Chemical Holland B.V...................................       100           Netherlands
   N. V. Nederlandse Gasunie(5)..................................        25           Netherlands
   Nederlandse Aardolie Maatschappij B.V. (4)(5).................        50           Netherlands
 Esso Holding Company U.K. Inc...................................       100           Delaware
   Esso UK plc...................................................       100           England
    Esso Exploration and Production UK Limited...................       100           England
    Esso Petroleum Company, Limited..............................       100           England
   Exxon Chemical Limited........................................       100           England
   Exxon Chemical Olefins Inc....................................       100           Delaware
 Esso Norge AS...................................................       100           Norway
 Esso Sociedad Anonima Petrolera Argentina.......................       100           Argentina
 Esso Societe Anonyme Francaise..................................        81.548       France
 Esso (Switzerland)..............................................       100           Switzerland
Exxon Land Development, Inc......................................       100           Arizona
Exxon Minerals International Inc.................................       100           Delaware
 Compania Minera Disputada de Las Condes S.A.....................        99.9252      Chile
Exxon Overseas Corporation.......................................       100           Delaware
 Exxon Chemical Arabia Inc.......................................       100           Delaware
   Al-Jubail Petrochemical Company(4)(5).........................        50           Saudi Arabia
 Exxon Overseas Investment Corporation...........................       100           Delaware
   Exxon Equity Holding Company..................................       100           Delaware
   Exxon Financial Services Company Limited......................       100           Bahamas
   Exxon Ventures Inc............................................       100           Delaware
    Exxon Azerbaijan Limited.....................................       100           Bahamas
 Mediterranean Standard Oil Co...................................       100           Delaware
   Esso Trading Company of Abu Dhabi.............................       100           Delaware
Exxon Pipeline Holdings, Inc.....................................       100           Delaware
 Exxon Pipeline Company..........................................       100           Delaware
Exxon Rio Holding Inc............................................       100           Delaware
 Esso Brasileira de Petroleo Limitada(15)........................       100           Brazil
Exxon Sao Paulo Holding Inc......................................       100           Delaware
Imperial Oil Limited.............................................        69.6         Canada
International Colombia Resources Corporation(16).................       100           Delaware
SeaRiver Maritime Financial Holdings, Inc........................       100           Delaware
 SeaRiver Maritime, Inc..........................................       100           Delaware
Societe Francaise EXXON CHEMICAL.................................        99.359       France
 Exxon Chemical France...........................................       100           France
 Exxon Chemical Polymeres SNC(17)................................       100           France

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---------------------
NOTES:
 (1) For purposes of this list, if the registrant owns directly or indirectly approximately 50 percent of the voting securities of any person and approximately 50 percent of the voting securities of such person is owned directly or indirectly by another interest, or if the registrant includes its share of net income of any other unconsolidated person in consolidated net income, such person is deemed to be a subsidiary.
 (2) With respect to certain companies, shares in names of nominees and qualifying shares in names of directors are included in the above percentages.
 (3) The names of other subsidiaries have been omitted from the above list since considered in the aggregate, they would not constitute a significant subsidiary.
 (4) The registrant owns directly or indirectly approximately 50 percent of the securities of this person and approximately 50 percent of the voting securities of this person is owned directly or indirectly by another single interest.
 (5) The investment in this unconsolidated person is represented by the registrant's percentage interest in the underlying net assets of such person.
 (6) Dual ownership; of the 49%, 47.468% is owned by Esso Eastern Inc. and 1.532% is owned by Esso Sekiyu Kabushiki Kaisha.
 (7) Dual ownership; of the 100%, 90% is owned by Exxon Corporation and 10% by Exxon Overseas Corporation.
 (8) Dual ownership; of the 100%, 68.4% is owned by Exxon Corporation and 31.6% is owned by Exxon Asset Management Company.
 (9) Dual ownership; of the 100%, 81.4% is owned by Exxon Chemical Asset Management Partnership and 18.6% is owned by Exxon Corporation.
(10) Dual ownership; of the 100%, 98% is owned by Exxon Mobile Bay Limited Partnership and 2% is owned by Exxon Chemical HDPE Inc.
(11) Dual ownership; of the 100%, 99.998% is owned by Exxon International Holdings, Inc. and 0.002% is owned by Exxon Corporation.
(12) Dual ownership; of the 100%, 99.9996% is owned by Exxon International Holdings, Inc. and 0.0004% is owned by Exxon Corporation.
(13) Dual ownership; of the 100%, 99.99997% is owned by Esso Holding B.V. and 0.00003% is owned by Exxon Chemical Holland Inc.
(14) Dual ownership; of the 100%, 99.9994% is owned by Esso Holding B.V. and 0.0006% is owned by Exxon Chemical Holland Inc.
(15) Dual ownership; of the 100%, 90% is owned by Exxon Rio Holding Inc. and 10% is owned by Exxon Sao Paulo Holding Inc.
(16) Dual ownership; of the 100%, 55% is owned by Exxon Corporation and 45% is owned by Esso Holding Company Holland Inc.
(17) Dual ownership; of the 100%, 98% is owned by Societe Francaise EXXON CHEMICAL and 2% is owned by Exxon Chemical France.

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